                                                               EXECUTION VERSION

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of January 13, 2003 (this "Agreement"), among CONMED Corporation, a New York corporation ("Parent"), and the individuals and entities whose names and addresses are set forth on the signature pages hereto (collectively, the "Stockholders", and each, individually, a "Stockholder").

         WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and its wholly owned subsidiary, Arrow Merger Corporation, a Pennsylvania corporation ("Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), a copy of which is annexed hereto as Annex A, with Bionx Implants, Inc., a Pennsylvania corporation (the "Company"), which provides, among other things, that Merger Sub will merge with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger"); and

         WHEREAS, as of the date hereof, each Stockholder holds of record and beneficially owns the number of shares of common stock, par value $.0019 per share, of the Company (the "Company Common Stock") set forth opposite his or its name on the signature pages hereto; and

         WHEREAS, Parent wishes each Stockholder to enter into this Agreement governing the voting of all of the shares of Company Common Stock that are now held of record or beneficially owned by such Stockholder (collectively, the "Shares"); and all of the New Shares (as defined in Section 7) held or owned by such Stockholder.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, and covenants and agreements contained herein, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used herein but not defined herein have the respective meanings ascribed to such terms in the Merger Agreement.

         2. Agreement to Vote Shares. During the term of this Agreement, each Stockholder agrees that it shall (a) consent to, approve, authorize and direct the voting of all Shares and any New Shares held or owned by such Stockholder (including, without limitation, any Controlled Voting Shares (as defined in the Amended and Restated Shareholders' Agreement, dated as of October 1, 1998, by and among Bionix, B.V., a Netherlands corporation ("Bionix, B.V."), and each of the shareholders set forth therein (the "Shareholders Agreement")), and agrees to cause all Shares and any New Shares held or owned by such Stockholder (including, without limitation, any Controlled Voting Shares (as defined in the Shareholders Agreement)) to be voted, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof or in connection with any written consent of the stockholders of the Company related to such matters, in favor of the adoption of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement (collectively, the "Merger Transactions") or against any Acquisition Proposal (as defined in the Merger Agreement) and (b) if directed by Parent, to take or cause to be taken such actions under the by-laws of the Company as are required to call a special meeting of the stockholders of the Company in order to vote on the Merger Transactions. Each Stockholder agrees to deliver to Parent promptly upon the request therefor a proxy in the form attached hereto as Exhibit A, which proxy is coupled with an interest and shall be irrevocable during the term of this Agreement to the fullest extent permitted under Pennsylvania law. The proxy granted by each Stockholder shall be revoked upon the termination of this Agreement in accordance with its terms.

         3. Voting by Shareholders of Bionix, B.V.. In accordance with Section 14 of the Shareholders Agreement:

         (a) Pertti Tormala, in his capacity as Finnish Representative (as defined in the Shareholders Agreement), hereby agrees to instruct Bionix, B.V. to vote any Controlled Voting Shares held by any Finnish Shareholder (as defined in the Shareholders Agreement) in respect of which Bionix, B.V. has not received voting instructions within the time period defined by Bionix, B.V. pursuant to
Section 14 of the Shareholders Agreement, in the same manner as all Shares and any New Shares held or owned by him (including any Controlled Voting Shares) are voted pursuant to Section 2 hereof; and

         (b) Anthony J. Dimun, in his capacity as U.S. Representative (as defined in the Shareholders Agreement), hereby agrees to instruct Bionix, B.V. to vote any Controlled Voting Shares held by any U.S. Shareholder (as defined in the Shareholders Agreement) in respect of which Bionix, B.V. has not received voting instructions within the time period defined by Bionix, B.V. pursuant to
Section 14 of the Shareholders Agreement, in the same manner as all Shares and any New Shares held or owned by him (including any Controlled Voting Shares) are voted pursuant to Section 2 hereof.

         4. No Voting Trusts or Agreements. Each Stockholder agrees that it will not, and will not permit any entity under its control to, deposit any of the Shares or New Shares held or owned by such Stockholder in any voting trust, grant any proxies or powers of attorney with respect to the voting of such Shares or New Shares or, except as contemplated by Section 14 of the Shareholders Agreement and this Agreement, subject any such Shares or New Shares to any agreement, instrument or arrangement with respect to the voting of such Shares or New Shares other than this Agreement.

         5. No Proxy Solicitations. Each Stockholder agrees that it will not, and will not permit any entity under its control to, (a) solicit proxies in opposition to the consummation of the Merger Transactions or otherwise knowingly encourage or assist any party in taking or planning any action which would impede, interfere with or attempt to discourage the Merger Transactions or inhibit the timely consummation of the Merger Transactions, (b) directly or indirectly knowingly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to the consummation of the Merger Transactions, or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing the consummation of the Merger Transactions.

         6. Transfer and Encumbrance. Each Stockholder agrees not to voluntarily transfer, sell, offer, tender, pledge (other than any existing pledge pursuant to the Shareholders Agreement) or otherwise dispose of or encumber ("Transfer") any of the Shares or New Shares held or owned by such Stockholder prior to the earlier of (a) the Effective Time (as defined in the Merger Agreement) or (b) the date this Agreement shall be terminated in accordance with its terms, except that each Stockholder shall be permitted to Transfer any such Shares or New Shares to an affiliate of such Stockholder, provided that such affiliate agrees in writing to be bound by the terms of this Agreement with respect to such Shares or New Shares.

         7. Additional Purchases or Acquisitions. Each Stockholder agrees that any shares of Common Stock or other capital stock of the Company of which such Stockholder becomes the record holder or acquires beneficial ownership following the execution and delivery of this Agreement ("New Shares") acquired or purchased by it shall be subject to the terms of this Agreement to the same extent as if they constituted Shares held or owned by such Stockholder on the date of this Agreement.

         8. Additional Shares. Each Stockholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any New Shares acquired by such Stockholder, if any, after the date hereof. In the event that, between the date of this Agreement and the Closing, the Shares held or owned by any Stockholder shall have been affected or changed into a different number of shares or a different class of shares as a result of a share split, reverse share split, share distribution, spin-off, recapitalization, reclassification or other similar transaction, the term "Shares" shall be deemed to refer to and include the Shares as well as any securities into which or for which any or all of the Shares may be converted or exchanged and all such share distributions or, if applicable, to such smaller number of securities replacing the Shares.

         9. Non-Interference. Each Stockholder agrees not to knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling any Stockholder from performing its obligations under this Agreement.

         10. Share Transaction Proposals. Each Stockholder shall, and shall use its best efforts to cause its affiliates and its and their respective officers, directors, employees and representatives to, immediately cease and terminate any existing activities, discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of such Stockholder's Shares (a "Share Transaction"), other than the Merger. Each Stockholder shall not, and shall use its best efforts to cause its affiliates and its and their respective officers, directors, employees and representatives not to, directly or indirectly, knowingly encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information or data to, or have any discussions with, any corporation, partnership, person or other entity or group (other than Parent and Merger Sub, any subsidiary of Parent and Merger Sub or any designees of Parent and Merger
Sub) with respect to any inquiries or the making of any offer or proposal (including, without limitation, any offer or proposal to the stockholders of the Company) concerning a Share Transaction (a "Share Transaction Proposal") or otherwise facilitate any effort or attempt to make or implement a Share Transaction Proposal.

         11. No Limitation on Discretion as Director. Nothing in this Agreement shall be deemed to apply to, or to limit in any manner, the discretion of any Stockholder with respect to any action to be taken (or omitted) by such Stockholder in such Stockholder's fiduciary capacity as a director of the Company and solely with respect to actions or omissions of such director in his or her capacity as a director; provided, however, it is agreed and understood by the parties hereto that the obligations, covenants and agreements of such Stockholder contained in this Agreement are separate and apart from such Stockholder's fiduciary duties as a director of the Company and no fiduciary obligations that such Stockholder may have as a director of the Company shall countermand the obligations, covenants and agreements of such Stockholder, as a stockholder of the Company, contained in this Agreement.

         12. Representations and Warranties of the Stockholders. Each Stockholder hereby severally represents and warrants to Parent as follows:

         (a) Authority Relative to this Agreement. Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) No Conflict. The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the Exchange Act), any governmental or regulatory authority, domestic or foreign by or with respect to such Stockholder, (ii) if applicable, conflict with or violate the articles of incorporation, by-laws or other organizational documents of such Stockholder,
(iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which such Stockholder's Shares or New Shares are bound, or (iv) result in any breach of or constitute a default (or any event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on such Stockholder's Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or such Stockholder's Shares or New Shares may be bound, except, in the case of clauses (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by such Stockholder of its obligations hereunder.

         (c) Title to the Shares. As of the date of this Agreement, such Stockholder does not beneficially own any shares of capital stock of the Company other than the number of Shares set forth opposite such Stockholder's name on one of the signature pages hereto and does not have any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth in the written Disclosure Schedule to the Merger Agreement. Except for any Shares pledged pursuant to Section 9 of the Shareholders Agreement, such Stockholder owns all such Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges, security interests and other encumbrances of any nature whatsoever, and, except as provided in Section 14 of the Shareholders Agreement and this Agreement, there are no limitations on such Stockholder's voting rights with respect to any of the Shares beneficially owned by such Stockholder and such Stockholder has not appointed or granted any proxy with respect to voting, which appointment or grant is still effective, with respect to the Shares. Other than Section 9 of the Shareholders Agreement, there are no agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge or disposition of any Shares or any other shares of capital stock of the Company and, except for Section 14 of the Shareholders Agreement and this Agreement, there are no voting trusts or voting agreements to which such Stockholder is a party with respect to any shares of capital stock of the Company.

         13. Representations, Warranties and Covenants of Parent. Parent hereby represents and warrants to the Stockholders that Parent has all necessary power and authority to execute and deliver this Agreement and the Merger Agreement and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Merger Agreement by Parent have been duly authorized by all necessary corporate action on the part of Parent. This Agreement and the Merger Agreement have each been duly and validly executed and delivered by Parent and each constitutes a legal, valid and binding obligation of Parent enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         14. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver, or cause to be executed and delivered, such additional consents, documents and other instruments and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger Transactions and the other transactions contemplated by this Agreement.

         15. Termination. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the Effective Time (as defined in the Merger Agreement) and (iii) the first anniversary of the date of this Agreement.

         16. Assignment; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Any purported assignment made in violation of this Agreement shall be null and void. This Agreement is not intended to confer any rights or remedies hereunder upon any other Person except the parties hereto.

         17. Modification or Amendment. Subject to the provisions of the applicable law, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

         18. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         19. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         20. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Borough of Manhattan, The City of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the proxies referred to in Section 2 and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such proxy may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE PROXIES REFERRED TO IN SECTION 2 IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF OR

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.


         21. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

         if to Parent, to:
         ----------------

         CONMED Corporation
         525 French Road
         Utica, NY 13502
         Attention: General Counsel
         fax:  (315) 793-8929

         with a copy to:
         Robert W. Downes
         Sullivan & Cromwell LLP
         125 Broad Street
         New York, New York 10004
         fax:  (212) 558-3588.

         if to any Stockholder, to:
         -------------------------
         the address set forth opposite such Stockholder's name on one of the signature pages of this Agreement.

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         22. Entire Agreement. This Agreement (including the proxies granted pursuant hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

         23. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         24. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.


                                      CONMED CORPORATION



                                      By:    /s/ Heather L. Cohen
                                         --------------------------------------
                                           Name:  Heather L. Cohen
                                           Title: Assistant Secretary

                      (Signature Pages to Voting Agreement)


                                                  NUMBER OF SHARES
STOCKHOLDER                                      BENEFICIALLY OWNED
-----------                                      ------------------


/s/ Terry D. Wall                                      3,203,809
-------------------------------------------
Name:  Terry D. Wall
Address:  c/o Bionx Implants, Inc.
1777 Sentry Parkway West
Gwynned Hall, Suite 400
Blue Bell, PA 19422


/s/ Gerard S. Carlozzi                                 7,552
-------------------------------------------
Name:  Gerard S. Carlozzi
Address:  c/o Bionx Implants, Inc.
1777 Sentry Parkway West
Gwynned Hall, Suite 400
Blue Bell, PA 19422


/s/ David J. Bershad                                   517,477
-------------------------------------------
Name:  David J. Bershad
Address:  c/o Bionx Implants, Inc.
1777 Sentry Parkway West
Gwynned Hall, Suite 400
Blue Bell, PA 19422


/s/ Anthony J. Dimun                                   288,738
-------------------------------------------
Name:  Anthony J. Dimun
Address:  c/o Bionx Implants, Inc.
1777 Sentry Parkway West
Gwynned Hall, Suite 400
Blue Bell, PA 19422


/s/ David H. MacCallum                                 141,366
-------------------------------------------
Name:  David H. MacCallum
Address:  c/o Bionx Implants, Inc.
1777 Sentry Parkway West
Gwynned Hall, Suite 400
Blue Bell, PA 19422

                      (Signature Pages to Voting Agreement)


                                                 NUMBER OF SHARES
STOCKHOLDER                                     BENEFICIALLY OWNED
-----------                                     ------------------


/s/ Pertti Tormala                                   1,028,080
--------------------------------------------
Name:  Pertti Tormala
Address:  c/o Bionx Implants, Inc.
1777 Sentry Parkway West
Gwynned Hall, Suite 400
Blue Bell, PA 19422


/s/ Pertti Viitanen                                    145,779
--------------------------------------------
Name:  Pertti Viitanen
Address:  c/o Bionx Implants, Inc.
1777 Sentry Parkway West
Gwynned Hall, Suite 400
Blue Bell, PA 19422


/s/ Drew Karazin                                        22,123
--------------------------------------------
Name:  Drew Karazin
Address:  c/o Bionx Implants, Inc.
1777 Sentry Parkway West
Gwynned Hall, Suite 400
Blue Bell, PA 19422


/s/ Marrku Tamminmaki                                  164,479
--------------------------------------------
Name:  Marrku Tamminmaki
Address:  c/o Bionx Implants, Inc.
1777 Sentry Parkway West
Gwynned Hall, Suite 400
Blue Bell, PA 19422


Total                                                5,519,403

Total Shares Outstanding                            10,773,397

Percentage of Total Shares Outstanding                  51.23%

                                                                       EXHIBIT A
                                                                       ---------


                                  FORM OF PROXY


         The undersigned, for consideration received, hereby appoints _________, ________________ and _____________________ and each of them [my][its] proxies, with power of substitution and resubstitution, to vote all shares of common stock, par value $.0019 per share, of BIONX Implants, Inc., a Pennsylvania corporation (the "Company"), [and [insert any New Shares (as defined in the Voting Agreement) or other shares of capital stock of the Company owned by the Stockholder (as defined in the Voting Agreement)]] owned by the undersigned at the [special] meeting of stockholders of the Company to be held [insert date, time and place] and at any adjournment thereof IN FAVOR OF adoption of the Agreement and Plan of Merger, dated as of January __, 2003 (the "Merger Agreement"), among the Company, CONMED Corporation ("Parent") and [Arrow] Merger Sub, Inc. and IN FAVOR OF consummation of the Merger Transactions, and AGAINST any Acquisition Proposal (as defined in the Merger Agreement) at any meeting of stockholders of the Company and at any adjournment thereof at which any Acquisition Proposal is considered. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of January __, 2003 between the undersigned and Parent terminates in accordance with its terms. This proxy shall be revoked upon termination of such Voting Agreement.


Dated:
       -----------------------------



                                  [STOCKHOLDER]